                           UPDATE TO OFFERING CIRCULAR
                          AND SOLICITATION OF CONSENTS
                             DATED DECEMBER 24, 2002

                             XM SATELLITE RADIO INC.
                                       and
                        XM SATELLITE RADIO HOLDINGS INC.

                             Offer to Exchange Up to
   $474,182,582 Aggregate Principal Amount at Maturity ($325,000,000 accreted value as of March 15, 2003) of
                   14% Senior Secured Discount Notes due 2009,
                          Up To $22,750,000 in cash and
                           Warrants To Purchase Up To
  27,625,000 Shares of Class A Common Stock of XM Satellite Radio Holdings Inc.
                          For XM Satellite Radio Inc.'s

                        14% Senior Secured Notes due 2010
                                       and
                    Solicit Consents to Indenture Amendments

--------------------------------------------------------------------------------

         THIS UPDATE DOES NOT EXTEND THE PERIOD FOR THE EXCHANGE OFFER AND THE SOLICITATION OF CONSENTS TO THE INDENTURE AMENDMENTS. THAT PERIOD WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 23, 2003, UNLESS EXTENDED.

--------------------------------------------------------------------------------

     This Update to Offering Circular is intended to notify you that we have received the necessary consents from the prospective investors in our private financing transactions and General Motors Corporation to modify the condition to those transactions that the minimum tender condition for the consummation of this exchange offer and consent solicitation be 75% rather than 90% of the aggregate principal amount of existing notes. The private financing and General Motors transactions together are providing $450 million in aggregate new financial investment and support as described in this Offering Circular under "The Concurrent Transactions."

     In addition, we have amended this exchange offer to reduce the minimum tender condition in the exchange offer to 50.1% of the aggregate principal amount of existing notes. We have also added a specific additional condition that (to the extent not already contained in the more general existing conditions to the exchange offer) if less than 75% of the aggregate principal amount of existing notes tender in the exchange offer, the new investor group and General Motors shall have consented to a further reduction in the minimum tender condition to their transactions to the amount actually tendered. As described above, the General Motors and investor group financing transactions are now conditioned upon 75% participation by existing noteholders in the exchange offer, which can be amended only if agreed to by both General Motors and 66-2/3% of the investor group.

     Except as otherwise set forth herein, the terms of the exchange offer and other information in the Offering Circular remain the same.

     This Update also is intended to bring to your attention some additional information regarding XM Satellite Radio Holdings Inc. (Nasdaq: XMSR) (sometimes referred to herein as "Holdings") and XM Satellite Radio Inc. (sometimes referred to herein as "XM").

     This updating information should be considered together with the more extensive information set forth in the Offering Circular dated December 24, 2002, including the discussion of "Risk Factors" beginning on page 14 of the Offering Circular and the cautionary statement regarding "forward-looking statements" set forth on page (ii) of the Offering Circular. References in this document to the Offering Circular are intended to mean the Offering Circular of Holdings and XM dated December 24, 2002, as updated by this Update.

--------------------------------------------------------------------------------

        The Date of this Update to Offering Circular is January 15, 2003.

--------------------------------------------------------------------------------


Receipt of Consents from Prospective Investors, General Motors under Concurrent Transactions to Reduce Minimum Tender Condition from 90% to 75%

     On January 15, 2003, we announced that we had received the necessary consents from the prospective investors in our private financing transactions and General Motors Corporation, which together are providing $450 million in aggregate new financial investment and support as described in this Offering Circular under "The Concurrent Transactions," to modify the condition to those transactions that the minimum tender condition for the consummation of this exchange offer and consent solicitation be 75% rather than 90% of the aggregate principal amount of existing notes. These prospective investors and General Motors are not obligated to consent to further changes in the condition to their transactions to reduce the minimum tender condition below 75% of the aggregate principal amount of existing notes, and there is no assurance that they would consent to do so.

Reduction of Minimum Tender Condition from 90% to 50.1%

     The exchange offer presently is conditioned upon 90% participation by existing noteholders, which condition can be waived in our sole discretion. We have amended the exchange offer to reduce the minimum tender condition in the exchange offer to 50.1% of the aggregate principal amount of existing notes.

     We have also added a specific additional condition that (to the extent not already contained in the more general existing conditions to the exchange offer) if less than 75% of the aggregate principal amount of existing notes tender in the exchange offer, the new investor group and General Motors shall have consented to a further reduction in the minimum tender condition to their transactions to the amount actually tendered.

     As described above, the General Motors and investor group financing transactions are now conditioned upon 75% participation by existing noteholders in the exchange offer, which can be amended only if agreed to by both General Motors and 66-2/3% of the investor group. We cannot predict at the present time whether we could obtain the required consents from both GM and the investor group to change the condition in the General Motors and investor group financing transactions to further reduce or waive the minimum tender condition for the exchange offer below this 75% threshold. These prospective investors and General Motors are not obligated to consent to further changes in the condition to their transactions to reduce the minimum tender condition below 75% of the aggregate principal amount of existing notes, and there is no assurance that they would consent to do so. In addition, no assurance can be given that the proposed private financing transaction or transactions with General Motors Corporation, as described in this Offering Circular under "The Concurrent Transactions," will be consummated. It is not a condition to the exchange offer that the proposed private financing transactions or transactions with General
Motors be consummated, and there is a risk that these transactions will not be completed. See the discussion in the Offering Circular under "Risk Factors Related to the Concurrent Transactions."

     We have indicated in the Offering Circular that the exchange offer, if accepted by a substantial percentage of the outstanding notes, will improve our liquidity over the next three years because, under the exchange notes, interest will accrete, rather than be paid in cash, during that time. If the exchange offer is accepted by 100% of the holders, we would expect to save $45.5 million in cash interest per year as a result of this accretion. If only 75% of the holders accept the exchange offer, we would expect to save $34.1 million in cash interest per year as a result of this accretion. (If 50.1% of the holders accept the exchange offer, we would expect to save $22.8 million in cash interest per year as a result of this accretion.) If 75% or 50.1% of the holders accept the exchange offer and the Concurrent Transactions are successfully completed, we still expect to be fully funded based upon our refined business plan, as described in the Offering Circular. So long as our business generates positive cash flow in accordance with our refined business plan, we will not need to raise additional financing to continue operations. Our refined business plan contemplates the use of either insurance proceeds or vendor financing to launch replacement satellite(s).

     Except as otherwise set forth herein, the terms of the exchange offer and other information in the Offering Circular remain the same. (This includes the other conditions to the exchange offer, such as the requirement that no change or any development involving a prospective change shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the existing notes or the exchange consideration.)

Withdrawal Rights

     As described in the Offering Circular, holders of existing notes currently do not have the right to withdraw existing notes previously tendered by them for exchange. We are not changing this term of the exchange offer, and holders of existing notes will not have withdrawal rights as a result of the change in conditions to the exchange offer described above.


Available Information

     Since the date of the Offering Circular, we have filed or are filing with the SEC, on or about the date hereof, and we incorporate by reference (in addition to the documents listed in the Offering Circular and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the exchange of securities contemplated by the Offering Circular is completed), a Current Report on Form 8-K (the "Current Report on Form 8-K"). As with other incorporated information, the information incorporated by reference is considered to be a part of the Offering Circular. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct and supersedes the prior information.

     You may obtain a copy of all of our reports filed with the SEC at no cost by writing or telephoning us at:

     XM Satellite Radio
     1500 Eckington Place, N.E.
     Washington, DC 20002
     Attn: Investor Relations
     (202) 380-4000

XM Satellite Radio Subscribers, Other Developments

     We recently announced that we have over 360,000 subscribers. At December 31, 2002, we had more than 347,000 subscribers. We also recently announced that General Motors plans to offer XM Satellite Radio on 44 of 57 GM models, representing more than 75% of GM's fleet.

Security Documents

     The information regarding the security agreements and inter-creditor agreements described in the Offering Circular was qualified by reference to the terms of the definitive documents. The proposed forms of those documents have now been filed or are being filed as exhibits to the Current Report on Form 8-K, and a copy may be obtained by contacting XM Satellite Radio Holdings Inc., at 1500 Eckington Place, N.E., Washington, D.C. 20002, Attention: General Counsel.

FCC License Use Agreement

     We recently amended the assignment and use agreement relating to our FCC licenses. This agreement, which is between XM and XM's wholly owned subsidiary, XM Radio Inc., provides that XM may use the FCC licenses granted to XM Radio Inc. for the operation of the XM Radio system and that the agreement may be assigned to lenders or bondholders of either company in connection with a collateral assignment or grant of security interest. The proposed form of the assignment and use agreement has now been filed or is being filed as an exhibit to the Current Report on Form 8-K, and a copy may be obtained by contacting XM Satellite Radio Holdings Inc., at 1500 Eckington Place, N.E., Washington, D.C. 20002, Attention: General Counsel.

Warrants

     The warrants will be issued pursuant to a warrant agreement between Holdings and The Bank of New York as warrant agent. The information in the Offering Circular and this Update is not complete and is qualified in its entirety by reference to the warrant agreement. The proposed form of the warrant agreement has now been filed or is being filed as an exhibit to the Current Report on Form 8-K, and a copy may be obtained by contacting XM Satellite Radio Holdings Inc., at 1500 Eckington Place, N.E., Washington, D.C. 20002, Attention:
General Counsel.

     As described in more detail in the Offering Circular, the exercise price of each warrant may be paid either in cash or without the payment of cash, by reducing the number of shares of Class A common stock that would be obtainable upon the exercise of a warrant. Holdings will be filing a registration statement with the SEC within six months after the issuance of the warrants to register the issuance of shares of Class A common stock underlying the warrants. Holdings has agreed to use its commercially reasonable efforts to keep the registration statement effective for a period of two years from the date it is initially declared effective by the SEC. Unless that registration statement is effective, only cashless exercise of warrants (in the manner described in the Offering Circular and the warrant agreement) will be permitted.

Shareholders' Agreements

     As described in the Offering Circular, Holdings' shareholders agreement with the former holders of its Series A subordinated convertible notes and the holders of its Series C preferred stock would be amended at the closing of the concurrent transactions, described in the Offering Circular under the caption "The Concurrent Transactions," to add purchasers of the 10% Senior Secured Discount Convertible Notes as parties. It is now intended that the pre-existing provisions of this agreement regarding rights to designate directors to our board would be deleted from the agreement, but a separate agreement containing such provisions would be entered into by certain holders of Class A common stock and Series C preferred stock (some of which would also hold convertible notes) regarding these matters. The existing shareholders agreement would still be amended at the closing of the concurrent transactions, as described in the Offering Circular, to give noteholders certain veto rights similar to, but in addition to, those of our Series C preferred stock. Without the consent of 75% of the new investor noteholders and GM, we would not be able to amend our charter and bylaws in a way that materially affects the rights of GM or the noteholders; issue common stock in an amount that increases the amount outstanding by 20% or more; take any action that would restrict our ability to honor the rights of GM or the note holders; issue securities that have a preference over the new notes or the OnStar notes; incur indebtedness with financial or operational covenants, redeem or repurchase securities that are junior to or on a parity with the OnStar notes or the new notes; enter into certain transactions with affiliates, merge or sell all or substantially all of our assets; or change the principal nature of our business. As described in the Offering Circular, note holders, including GM, along with the current parties to the shareholders agreement, would also have the right to participate in any of our future private financings to the extent necessary to maintain their pro rata fully diluted ownership percentage.

Principal Stockholders

     The following table presents, as of September 30, 2002, information based upon our records and filings with the SEC regarding each person, other than our directors and executive officers, known to us to be the beneficial owner of more than 5% of our Class A common stock on an actual basis and on a pro forma basis to give effect to the closing of the exchange, the proposed transactions with General Motors and the proposed new financing:


                                                        Actual                                 Pro forma
                                             -------------------------------      --------------------------------
                                                               Percentage of                         Percentage of
                                                Number of      Total Class A         Number of       Total Class A
                                             Class A Shares       Shares          Class A Shares        Shares
                                             --------------    -------------      --------------     -------------
Beneficial Owners of More Than 5%:

General Motors Corporation................   19,414,399 (1)        18.8%          22,304,688 (5)          19.9%
100 Renaissance Center
3031 West Grand Boulevard
PO Box 100
Detroit, MI 48265-1000

Hughes Electronics Corporation............   13,861,147 (2)        14.2%          15,141,992 (6)          14.4%
200 N. Sepulveda Boulevard
El Segundo, CA 90245

Eastbourne Capital Management, LLC........   10,027,298            11.0%          10,027,298 (7)          10.3%
1101 Fifth Avenue
Suite 160
San Rafael, CA 94901

Black Bear Offshore Master Fund Ltd.......    6,491,765             7.1%           6,491,765               6.7%
c/o CITCO Fund Services
(Cayman Islands) Limited Corporate Centre
West Bay Road
P.O. Box 31106-SMB
Grand Cayman, Cayman Islands

Clear Channel Investments, Inc............    8,329,877             9.1%           8,329,877               8.6%
200 Concord Plaza, Suite 600
San Antonio, TX 78216

DIRECTV Enterprises, LLC..................    6,752,963 (3)         6.9%           8,033,808 (8)          7.7%
2230 E. Imperial Highway
El Segundo, CA 90245

George W. Haywood.........................    5,623,281             6.2%           5,623,281 (9)           5.8%
c/o Cronin & Vris, LLP
380 Madison Avenue
24th Floor
New York, NY 10017

American Honda Motor Co., Inc.............    2,999,278             3.2%          21,924,660 (10)         18.4%
1919 Torrance Blvd.
Torrance, CA 90501

Baystar Capital...........................           --              --           10,766,984 (11)          9.9%
80 E. Sir Francis Drake
Larkspur, CA 94939

Madison Dearborn Capital Partners III, L.P.....  5,153,990 (4)         5.5%           8,356,101 (12)          8.1%
Madison Dearborn Special Equity III, L.P.
Special Advisors Fund I, LLC
3 First National Plaza, Suite 3800
Chicago, IL 60602

AEA XM Investors I  LLC...................       3,599,134             3.8%           9,863,052 (13)          9.2%
AEA XM Investors II  LLC
AEA XM Investors IA, LLC
AEA XM Investors IIA, LLC
65 E. 55th Street
New York, NY 10022

Columbia XM Radio Partners, L.LC..........       3,794,921             4.1%           7,748,722 (14)          7.6%
Columbia XM Satellite Partners III, LLC
Columbia Capital Equity Partners II (QP), LP
Columbia Capital Equity Partners III (QP), LP
201 North Union Street, Suite 300
Alexandria, VA 22314

---------------
(1) Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV and 1,199,711 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends owned by DIRECTV and 7,108,184 shares owned by Hughes Electronics.
(2) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 1,199,711 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, all of which are owned by DIRECTV.
(3) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 1,199,711 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.
(4) Includes 2,999,278 shares issuable upon conversion of Series C convertible preferred stock and accrued interest, of which Madison Dearborn Capital Partners III, L.P. owns 2,934,134 shares and Madison Dearborn Special Equity III, L.P. owns 65,144 shares.
(5) Includes 10,786,504 shares issuable upon conversion of Series A convertible preferred stock, 5,393,252 of which are owned by DIRECTV and 2,480,556 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends owned by DIRECTV and 7,108,184 shares owned by Hughes Electronics. Excludes 3,144,654 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due
       2009 owned by Hughes Electronics that will not be exercisable until 61 days after the later of (a) our next stockholder meeting and (b) six months after the initial issuance of such Notes. Under our agreements with General Motors, the convertible notes issued to General Motors are not convertible and the warrant issued to General Motors is not exercisable to the extent General Motors would own more than 19.9% of our Class A common stock. The number of shares issuable upon conversion of convertible notes issued to General Motors (which vest over a four-year period in installments) or that may be issued in lieu of subscriber acquisition payments or as payment of interest cannot be determined at the present time because they depend on fair market values in the future. See "Offering Circular -- The Concurrent Transactions -- Transactions with General Motors."
(6) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 2,480,556 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends, all of which are owned by DIRECTV. Excludes 3,144,654 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009 that will not be exercisable until 61 days afer the later of (a) our next stockholder meeting and (b) six months after the initial issuance of such Notes. See "Offering Circular --
       The Concurrent Transactions -- Transactions with New Investors."
(7)    Includes 6,491,765 shares owned by Black Bear Offshore Master Fund
       Ltd., 4,938,433 shares owned by Black Bear Fund I, L.P., and 784,427 shares owned by Black Bear Fund II, L.L.C., each of which disclaims beneficial ownership of any shares not held directly by such entity. Excludes 2,187,327 shares issuable upon conversion of 10% Senior
       Secured Discount Convertible Notes due 2009 that will not be exercisable until 61 days after the later of (a) our next stockholder meeting and (b) six months after the initial issuance of such Notes.
       See "Offering Circular -- The Concurrent Transactions --Transactions with New Investors."

(8) Includes 5,393,252 shares issuable upon conversion of Series A convertible preferred stock and 2,480,556 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends. Excludes 3,144,654 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009 owned by Hughes Electronics that will not be exercisable until 61 days after the later of (a) our next stockholder meeting and (b) six months after the initial issuance of such Notes. See "Offering Circular -- The Concurrent Transactions -- Transactions with New Investors."
(9) Excludes 2,201,258 shares issuable upon conversion of the 10% Senior Secured Discount Convertible Notes due 2009 that will not be exercisable until 61 days after the later of (a) our next stockholder meeting and (b) six months after the initial issuance of such Notes. See "Offering Circular -- The Concurrent Transactions -- Transactions with New Investors."
(10) Includes 6,201,389 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends. Includes 15,723,270 shares issuable upon conversion of the 10% Senior Secured Discount Convertible Notes due 2009. See "Offering Circular -- The Concurrent Transactions -- Transactions with New Investors."
(11) Includes 10,766,984 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009. Does not include 805,343 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009 that are not convertible to the extent that Baystar Capital would own more than 9.999% of our Class A common stock. See "Offering Circular -- The Concurrent Transactions --Transactions with New Investors."
(12) Includes 6,201,389 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends.
(13) Includes 7,441,668 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends. Includes
       2,421,384 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009. See "Offering Circular -- The Concurrent Transactions -- Transactions with New Investors."
(14) Includes 2,480,556 shares issuable upon conversion of Series C convertible preferred stock and accrued dividends. Includes 2,672,956 shares issuable upon conversion of 10% Senior Secured Discount Convertible Notes due 2009. See "Offering Circular -- The Concurrent Transactions -- Transactions with New Investors."

Security Ownership of Directors and Executive Officers

     The following table presents, as of September 30, 2002, information regarding the beneficial ownership of Class A common stock by each of our directors and executive officers and all of our directors and executive officers as a group on an actual basis and on a pro forma basis to give effect to the closing of the exchange, the proposed transactions with General Motors and the proposed new financing:


                                                                                                       Pro forma
                                                              Number of Class A     Percentage of    percentage of
                                                              Shares Beneficially   Total Class A    Total Class A
                                                                     Owned             Shares           Shares
                                                              -------------------   -------------    -------------
Directors and Named Executive Officers:
Gary M. Parsons                                                     463,954 (1)          *                  *
Hugh Panero                                                         522,964 (2)          *                  *
Randall T. Mays                                                      46,757              *                  *
Chester A. Huber, Jr.                                                    --              *                  *
Jack Shaw                                                            26,757              *                  *
James N. Perry, Jr.                                                     --  (3)          *                  *
Nathaniel Davis                                                      46,757              *                  *
Thomas R. Donohue                                                    46,757              *                  *
Pierce J. Roberts, Jr.                                               63,751 (4)          *                  *
Joseph J. Euteneuer                                                 100,000 (5)          *                  *
Steve Gavenas                                                        57,818 (6)          *                  *
Stephen Cook                                                        135,806 (7)          *                  *
Stelios Patsiokas                                                   142,064 (8)          *                  *
All directors and executive officers as a group (14 persons)      1,772,992 (9)          1.82%              *

---------------
 *   Less than 1%.

(1) Does not include 387,680 shares issuable upon exercise of options that are not exercisable within 60 days. A trust for the benefit of Mr. Parsons' minor children, of which Mr. Parsons' spouse is the trustee, has acquired a minority membership interest in each of Madison Dearborn Capital Partners III, L.P. and Madison Dearborn Special Equity III, L.P. and 16,179 shares. Mr. Parsons disclaims beneficial ownership of these interests.
(2) Does not include 299,999 shares issuable upon exercise of options that are not exercisable within 60 days.
(3) Mr. Perry is a partner in each of Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and Special Advisors Fund I, LLC, which collectively own 5,193,990 shares. Mr. Perry disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(4) Includes 2,500 shares issuable upon exercise of Series B convertible preferred stock. Mr. Roberts is affiliated with AEA XM Investors Inc., which is the general partner of each of XM Investors I LP, a Delaware limited partnership, and XM Investors II LP, a Delaware limited partnership, which each manage AEA XM Investors I LLC and AEA XM Investors II LLC, respectively. AEA XM Investors I and AEA XM Investors II beneficially own 6,589,720 and 851,948 shares, respectively. Mr. Roberts disclaims beneficial ownership of the shares of Class A common stock beneficially owned by each of AEA XM Investors I LLC and AEA XM Investors II LLC.
(5) Does not include 150,000 shares issuable upon exercise of options that are not exercisable within 60 days.
(6) Does not include 137,833 shares issuable upon exercise of options that are not exercisable within 60 days.
(7) Does not include 130,000 shares issuable upon exercise of options that are not exercisable within 60 days.
(8) Does not include 146,666 shares issuable upon exercise of options that are not exercisable within 60 days.
(9) Does not include 1,164,496 shares issuable upon exercise of options that are not exercisable within 60 days.